SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Zareba Systems, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Zareba Systems, Inc. Shareholder:
We have previously sent you proxy materials for the Special Meeting of Shareholders of Zareba Systems, Inc., to be held on March 31, 2010. Our records indicate that we have not received your vote instruction. Zareba shareholders are reminded that their vote is important. If shareholders do not vote, it will have the same effect as a vote against approval of the merger proposal.
Please forward your voting instructions as soon as possible using one of the following methods:
Available 24 Hours a Day — 7 Days a Week

Vote by Telephone	Vote by Internet

Using a touch-tone telephone, call the toll-free	Go to website:
number which appears on the enclosed Voting Instruction Form.	WWW.PROXYVOTE.COM

Just follow these four easy steps:	Just follow these four easy steps:

1.	Read the Zareba Systems, Inc. Proxy Statement (previously sent to you) and the enclosed Voting Instruction Form.	1.	Read the Zareba Systems, Inc. Proxy Statement (previously sent to you) and the enclosed Voting Instruction Form.

2.	Call the toll-free number located on your Voting Instruction Form.	2.	Go to the website www.proxyvote.com.

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.	3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the simple recorded instructions.	4.	Follow the simple instructions.

If you vote by telephone or Internet, do not return your Voting Instruction Form.
Thank you for your vote!